EXHIBIT 2.03

CERTIFICATE OF CORRECTION
to
ARTICLES OF MERGER
of
UNITED DOMINION REALTY TRUST, INC.
and
UDRT MARYLAND, INC.
(now named United Dominion Realty Trust, Inc.)

United Dominion Realty Trust, Inc., a Virginia corporation (“Parent”), and UDRT Maryland, Inc., a Maryland corporation now named United Dominion Realty Trust, Inc. (“Subsidiary”), each hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

     FIRST: Articles of Merger of Parent and Subsidiary, dated June 11, 2003 (the “Articles of Merger”), merging Parent with and into Subsidiary, were filed with the Department on June 11, 2003 and previously corrected on July 1, 2003 and March 21, 2005, and said Articles of Merger require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

     SECOND: (A) Article III of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

ARTICLE III
PURPOSES

     The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which Corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles of Incorporation (this “Charter”), “REIT” means a real estate investment trust under Section 856 of the Code.

     (B) Article III of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

ARTICLE III
PURPOSES

     The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles of Incorporation (this “Charter”), “REIT” means a real estate investment trust under Section 856 of the Code.

     THIRD: (A) The first paragraph of Section 5.4(a)(iii) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

     (iii) Dividends. The holders of the then outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8.60% of the liquidation preference of the Series B Preferred (equivalent to $2.15 per share) per annum, payable quarterly in arrears in cash on the last day, or the next succeeding business day, of February, May, August and November in each year, beginning August 31, 1997 (each such day being hereinafter called a “Dividend Payment Date” and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a “Dividend Period”), to stockholders of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board at the time of declaration of the dividend (the “Dividend Record Date”), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (A) the Corporation has earnings, (B) dividends on such shares are declared or (C) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series B Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

     (B) The first paragraph of Section 5.4(a)(iii) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

     (iii) Dividends. The holders of the then outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8.60% of the liquidation preference of the Series B Preferred (equivalent to $2.15 per share) per annum, payable quarterly in arrears in cash on the last day, or the next succeeding business day, of February, May, August and November in each year, beginning August 31, 1997 (for purposes of this Section 5.4(a), each such day being hereinafter called a “Dividend Payment Date” and, for purposes of this Section 5.4(a), each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a “Dividend Period”), to stockholders of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board at the time of declaration of the dividend (the “Dividend Record Date”), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (A) the Corporation has earnings, (B) dividends on such shares are declared or (C) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series B Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

     FOURTH: (A) Section 5.4(a)(iv)(D) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

               (D) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

     (B) Section 5.4(a)(iv)(D) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (D) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

     FIFTH: (A) Section 5.4(a)(v)(D) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

               (D) Rights to Dividends on shares Called for Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the Corporation’s default in the payment of the dividend due. Except as provided in this paragraph (v), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

     (B) Section 5.4(a)(v)(D) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (D) Rights to Dividends on Shares Called for Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the Corporation’s default in the payment of the dividend due. Except as provided in this paragraph (v), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

     SIXTH: (A) The first paragraph of Section 5.4(b)(iii) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

     (iii) Dividends. The holders of the then outstanding Series C Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative preferential cash dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a “Quarterly Dividend Payment Date” and each period beginning on the day next following a Quarterly Dividend Payment Date and ending on the next following Quarterly Dividend Payment Date being referred to herein as a “Dividend Period”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $.01 or (B) subject to adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in shares of Common Stock, as constituted on the date of such payment), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred.

     (B) The first paragraph of Section 5.4(b)(iii) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

     (iii) Dividends. The holders of the then outstanding Series C Preferred shall be entitled to receive, when and as declared by the Board out of any funds legally available therefor, cumulative preferential cash dividends payable quarterly on March 31, June 30, September 30 and December 31 (for purposes of this Section 5.4(b), each such date being referred to herein as a “Quarterly Dividend Payment Date” and, for purposes of this Section 5.4(b), each period beginning on the day next following a Quarterly Dividend Payment Date and ending on the next following Quarterly Dividend Payment Date being referred to herein as a “Dividend Period”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $.01 or (B) subject to adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in shares of Common Stock, as constituted on the date of such payment), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred.

     SEVENTH: (A) Section 5.4(b)(iv)(E) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

               (E) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other Corporation or the merger or consolidation of any other Corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

     (B) Section 5.4(b)(iv)(E) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (E) Neither the sale, lease, transfer or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (iv).

     EIGHTH: (A) Sections 5.4(d)(2), (3), (4), (5), and (6) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, read as follows:

               (2) Relative Seniority. In respect of rights to receive dividends until the Cross Over Date (as defined below) and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series E Preferred shall rank pari passu with the Series B Preferred and the Series D Preferred and any other capital stock of the corporation designated as ranking pari passu with the Series B Preferred, the Series D Preferred or the Series E Preferred, as to dividends or payments in the event of any liquidation, dissolution or winding up of the corporation (collectively, “Series E Parity Stock”), and senior to the common stock and any other class or series of capital stock of the corporation designated as ranking junior to the Series E Preferred or any Series E Parity Stock (collectively, “Junior Stock”).

               (3) Dividends.

                         (A) Until the Cross Over Date, the holders of the then outstanding Series E Preferred shall be entitled to receive, out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8% of the Liquidation Preference of the Series E Preferred (equivalent to $1.3288 per share) per annum, payable quarterly in cash in arrears on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning July 31, 2003 (each such day being hereinafter called a “Series E Dividend Payment Date” and each period beginning on the day succeeding a Series E Dividend Payment Date and ending on the next following Series E Dividend Payment Date being hereinafter called a “Series E Dividend Period”), to shareholders of record at the close of business on such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the “Series E Dividend Record Date”), which shall be not less than 10 nor more than 30 days preceding the Series E Dividend Payment Date. The amount of any dividend payable for the initial Series E Dividend Period and for any other partial Series E Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series E Preferred shall accrue and be cumulative from and including the date of original issue thereof (the “Issue Date”), whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Series E Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series E Preferred and the shares of Series E Parity Stock (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series E Preferred or any other Series E Parity Stock shall be declared pro rata among all classes or series of Series E Parity Stock so that the amount of dividends declared per share on the Series E Preferred and such other Series E Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series E Preferred and such other Series E Parity Stock bear to each other. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close. Notwithstanding any provision of this paragraph (3) to the contrary, from and after the Cross Over Date the holders of the then outstanding Series E Preferred will be entitled to receive dividends in such amount and at such time as dividends are paid to holders of common stock, without preference, calculated on an as converted basis. Such dividends shall be paid quarterly in cash in arrears. Dividends on the Series E Preferred will cumulate to the extent not declared and paid in full whether or not (i) there exists funds legally available for the payment of such dividends or (ii) such dividends have been authorized.

                         (B) Prior to the Cross Over Date, unless full cumulative dividends on the Series E Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series E Preferred for all past Series E Dividend Periods and the then current Series E Dividend Period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Junior Stock, nor shall any Junior

Stock or any Series E Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock) or Series E Parity Stock by the corporation (except by conversion into or exchange for other Junior Stock or Parity Stock).

                         (C) Any dividend payment made on shares of the Series E Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

                         The amount of any dividends accrued on any shares of Series E Preferred at any Series E Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Series E Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series E Preferred at any date other than a Series E Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Series E Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Series E Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                         Accrued but unpaid dividends on the Series E Preferred will not bear interest. Holders of the Series E Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                         (D) No dividends on shares of Series E Preferred shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                         (E) Except as provided in these Articles, the Series E Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                         (F) For purposes of this paragraph (d) the term “Cross Over Date” means the date on which the holders of the Series E Preferred would have received, in respect of such Series E Preferred, dividends in an annualized amount equal to or greater than the Threshold Amount for a period of four (4) consecutive calendar quarters, had such holders received dividends equivalent to the dividends paid to holders of common stock, calculated on an as converted basis, for such four (4) consecutive calendar quarter period. For purposes of this paragraph (d) the term “Threshold Amount” means the amount of the annual dividends earned on the Series E Preferred Stock pursuant to this paragraph (3).

               (4) Liquidation Rights.

                         (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the holders of shares of the Series E Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders on parity with the Parity Stock, before any distribution shall be made to the holders of any Junior Stock, a liquidation preference of $16.61 per share, plus dividends thereon accrued and unpaid for any period prior to the Cross Over Date to the date of payment (the “Liquidation Preference”).

                         (B) After the payment to the holders of the shares of the Series E Preferred of the full Liquidation Preference, the holders of the Series E Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                         (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the Liquidation Preference and any amounts payable as a liquidation preference to other shares of Series E Parity Stock are not paid in full, the holders of the shares of the Series E Preferred and of such other shares of Series E Parity Stock will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                         (D) Neither the sale, lease, transfer or conveyance of all or substantially all the assets or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

               (5) Voting Rights.

                         (A) Except as otherwise provided in this paragraph (5), the holders of the Series E Preferred shall be entitled to vote on an as converted basis as a single class in combination with the holders of common stock at any meeting of the shareholders for the election of directors or for any other purpose on which the holders of common stock are entitled to vote or to participate in any action taken by the holders of common stock. The holders of the Series E Preferred also shall be entitled to vote as a class on any matter that the Maryland General Corporation Law requires the Series E Preferred to vote on as a separate class. The holders of Series E Preferred shall be entitled to receive notice of any meeting of the holders of common stock.

                         (B) So long as any shares of Series E Preferred remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series E Preferred then outstanding, authorize or create, or increase the authorized or issued amount of, the Series E Preferred (other than in connection with a pro rata distribution of Series E Preferred to the holders thereof) or any class or series of capital stock ranking prior to the Series E Preferred with respect to the distribution of assets upon liquidation, dissolution or winding up of the corporation or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.

               (6) Conversion of Series E Preferred.

                         (A) Subject to and upon compliance with the provisions of this paragraph (6), a holder of shares of Series E Preferred shall have the right (the “Conversion Right”), at such holder’s option, at any time and from time to time, to convert each share of Series E Preferred into, subject to subparagraphs (D), (E) and (F) of this paragraph (6), one share of fully paid and nonassessable common stock of the corporation by surrendering the certificate evidencing such shares to be converted, in the manner provided in subparagraph (B) of this paragraph (6).

                         (B) In order to exercise the Conversion Right, the holder of each share of Series E Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the corporation or in blank, at the office of the corporation’s transfer agent, accompanied by written notice to the corporation that the holder thereof elects to convert such share of Series E Preferred. Unless the certificate or certificates for shares of common stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series E Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder’s duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

                         Holders of Series E Preferred at the close of business on a Series E Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Series E Dividend Payment Date notwithstanding the conversion of the Series E Preferred following such Series E Dividend Record Date and prior to such Series E Dividend Payment Date. However, shares of Series E Preferred surrendered for conversion during the period beginning with the close of business on any Series E Dividend Record Date and ending with the opening of business on the corresponding Series E Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series E Dividend Payment Date. The corporation shall make further payment or allowance for, and a converting holder shall be entitled to, accrued but unpaid dividends in arrears (excluding the then current quarter) on converted shares and for dividends on the common stock issued upon such conversion. A holder of shares of Series E Preferred on a Series E Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into common stock after the opening of business on the corresponding Series E Dividend Payment Date will receive the dividend payable by the corporation on such Series E Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender.

                         As promptly as practicable after the surrender of certificates for Series E Preferred as aforesaid, the corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of whole shares of common stock issuable upon the conversion of such Series E Preferred in accordance with the provisions of this paragraph (6), and any fractional interest in respect of common stock arising upon such conversion shall be settled as provided in subparagraph (C) of this paragraph (6). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series E Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the share transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open.

                         (C) No fractional shares or scrip representing fractions of common stock shall be issued upon conversion of the Series E Preferred. In lieu of issuing a fractional interest in common stock that would otherwise be deliverable upon the conversion of a share of Series E Preferred, the corporation shall pay to the holder of such share an amount in cash equal to such fraction multiplied by the Current Market Price of the common stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series E Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred so surrendered. For purposes of this paragraph (C) “Current Market Price” of the common stock shall mean the last reported sale price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NASD member firm regularly making a market in such security and selected for such purpose by the Board of Directors. For purposes of this paragraph (C) “Trading Day” shall mean any day on which the common stock is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                         (D) If after the Issue Date the corporation shall change the Series E Preferred or the common stock into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise, then and in each event each holder of the Series E Preferred shall have the right to convert such shares of Series E Preferred into such kind and amount of shares of capital stock as such holder would have received if the holder had converted the Series E Preferred into common stock immediately prior to such reorganization, reclassification or other change.

                         (E) If after the Issue Date the corporation shall be a party to any transaction including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding common stock, sale of all or substantially all of the corporation’s assets, recapitalization or reclassification of capital stock, other than a reorganization or reclassification set forth in subparagraph (D) of this paragraph (6) (each of the foregoing being referred to herein as a “Transaction”), in each case upon consummation of which common stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof (“Transaction Consideration”), each share of Series E Preferred shall be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of common stock into which one share of Series E Preferred was convertible immediately prior to such Transaction. The corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (E). The provisions of this subparagraph (E) shall similarly apply to successive Transactions.

                         (F) If after the Issue Date the corporation shall make or issue, or fix a record date for the holders of common stock entitled to receive, a dividend or other distribution payable in securities issued by the corporation, then and in each event, provision shall be made so that each holder of Series E Preferred shall be entitled to receive, upon conversion of the Series E Preferred, in addition to shares of common stock receivable thereupon, such number of such securities as such holder would have received if the holder had converted the Series E Preferred immediately prior to the date of such event and had continued to hold such securities until the conversion date.

                         (G) If after the Issue Date:

                         (i) the corporation shall declare dividends on the common stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation’s most recent annual or quarterly report to shareholders at the time of the declaration of such dividends;

                         (ii) the corporation shall authorize the granting to the holders of the common stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants;

                         (iii) there shall be any Transaction for which approval of any shareholders of the corporation is required; or

                         (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                         then the corporation shall cause to be mailed to the holders of the Series E Preferred at their addresses as shown on the share records of the corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (i) the record date as of which the holders of common stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants, or (ii) the date on which such Transaction, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such Transaction, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (6).

                         (H) The corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock, for the purpose of effecting conversion of the Series E Preferred, the full number of shares of common stock deliverable upon the conversion of all outstanding Series E Preferred not theretofore converted. For purposes of this subparagraph (H), the number of shares of common deliverable upon the conversion of all outstanding shares of Series E Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                         (I) Definitions. Unless the context otherwise clearly indicates, terms defined in any subdivision of this paragraph (6) shall have the same meanings wherever used in this paragraph (6).

     (B) Sections 5.4(d)(2), (3), (4), (5), and (6) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (2) Relative Seniority. In respect of rights to receive dividends until the Cross Over Date (as defined below) and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series E Preferred shall rank pari passu with the Series B Preferred and the Series D Preferred and any other capital stock of the Corporation designated as ranking pari passu with the Series B Preferred or the Series E Preferred, as to dividends or payments in the event of any liquidation, dissolution or winding up of the Corporation (collectively, “Series E Parity Stock”), and senior to the Common Stock and any other class or series of capital stock of the Corporation designated as ranking junior to the Series E Preferred or any Series E Parity Stock (collectively, for purposes of this Section 5.4(c), “Junior Stock”).

               (3) Dividends.

                         (A) Until the Cross Over Date, the holders of the then outstanding Series E Preferred shall be entitled to receive, out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8% of the Liquidation Preference of the Series E Preferred (equivalent to $1.3288 per share) per annum, payable quarterly in cash in arrears on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning July 31, 2003 (each such day being hereinafter called a “Series E Dividend Payment Date” and each period beginning on the day succeeding a Series E Dividend Payment Date and ending on the next following Series E Dividend Payment Date being hereinafter called a “Series E Dividend Period”), to stockholders of record at the close of business on such date as shall be fixed by the Board at the time of declaration of the dividend (the “Series E Dividend Record Date”), which shall be not less than 10 nor more than 30 days preceding the Series E Dividend Payment Date. The amount of any dividend payable for the initial Series E Dividend Period and for any other partial Series E Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series E Preferred shall accrue and be cumulative from and including the date of original issue thereof (the “Issue Date”), whether or not (i) the Corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Series E Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series E Preferred and the shares of Series E Parity Stock (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series E Preferred or any other Series E Parity Stock shall be declared pro rata among all classes or series of Series E Parity Stock so that the amount of dividends declared per share on the Series E Preferred and such other Series E Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series E Preferred and such other Series E Parity Stock bear to each other. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close. Notwithstanding any provision of this paragraph (3) to the contrary, from and after the Cross Over Date the holders of the then outstanding Series E Preferred will be entitled to receive dividends in such amount and at such time as dividends are paid to holders of Common Stock, without preference, calculated on an as converted basis. Such dividends shall be paid quarterly in cash in arrears. Dividends on the Series E Preferred will cumulate to the extent not declared and paid in full whether or not (i) there exists funds legally available for the payment of such dividends or (ii) such dividends have been authorized.

                         (B) Prior to the Cross Over Date, unless full cumulative dividends on the Series E Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series E Preferred for all past Series E Dividend Periods and the then current Series E Dividend Period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Junior Stock, nor shall any Junior Stock or any Series E Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Series E Parity Stock) by the Corporation (except by conversion into or exchange for other Junior Stock or Series E Parity Stock).

                         (C) Any dividend payment made on shares of the Series E Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

                         The amount of any dividends accrued on any shares of Series E Preferred at any Series E Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Series E Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series E Preferred at any date other than a Series E Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Series E Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Series E Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                         Accrued but unpaid dividends on the Series E Preferred will not bear interest. Holders of the Series E Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                         (D) No dividends on shares of Series E Preferred shall be

declared by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                         (E) Except as provided in this Charter, the Series E Preferred shall not be entitled to participate in the earnings or assets of the Corporation.

                         (F) For purposes of this paragraph (d) the term “Cross Over Date” means the date on which the holders of the Series E Preferred would have received, in respect of such Series E Preferred, dividends in an annualized amount equal to or greater than the Threshold Amount for a period of four (4) consecutive calendar quarters, had such holders received dividends equivalent to the dividends paid to holders of Common Stock, calculated on an as converted basis, for such four (4) consecutive calendar quarter period. For purposes of this paragraph (d) the term “Threshold Amount” means the amount of the annual dividends earned on the Series E Preferred Stock pursuant to this paragraph (3).

               (4) Liquidation Rights.

                         (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series E Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders on parity with the Series E Parity Stock, before any distribution shall be made to the holders of any Junior Stock, a liquidation preference of $16.61 per share, plus dividends thereon accrued and unpaid for any period prior to the Cross Over Date to the date of payment (the “Liquidation Preference”).

                         (B) After the payment to the holders of the shares of the Series E Preferred of the full Liquidation Preference, the holders of the Series E Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

                         (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Liquidation Preference and any amounts payable as a liquidation preference to other shares of Series E Parity Stock are not paid in full, the holders of the shares of the Series E Preferred and of such other shares of Series E Parity Stock will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidation preferences to which they are entitled.

                         (D) Neither the sale, lease, transfer or conveyance of all or substantially all the assets or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

               (5) Voting Rights.

                         (A) Except as otherwise provided in this paragraph (5), the holders of the Series E Preferred shall be entitled to vote on an as converted basis as a single class in combination with the holders of Common Stock at any meeting of the stockholders for the election of directors or for any other purpose on which the holders of Common Stock are entitled to vote or to participate in any action taken by the holders of Common Stock. The holders of the Series E Preferred also shall be entitled to vote as a class on any matter that the Maryland General Corporation Law requires the Series E Preferred to vote on as a separate class. The holders of Series E Preferred shall be entitled to receive notice of any meeting of the holders of Common Stock.

                         (B) So long as any shares of Series E Preferred remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series E Preferred then outstanding, authorize or create, or increase the authorized or issued amount of, the Series E Preferred (other than in connection with a pro rata distribution of Series E Preferred to the holders thereof) or any class or series of capital stock ranking prior to the Series E Preferred with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.

               (6) Conversion of Series E Preferred.

                         (A) Subject to and upon compliance with the provisions of this paragraph (6), a holder of shares of Series E Preferred shall have the right (the “Conversion Right”), at such holder’s option, at any time and from time to time, to convert each share of Series E Preferred into, subject to subparagraphs (D), (E) and (F) of this paragraph (6), one share of fully paid and nonassessable Common Stock of the Corporation by surrendering the certificate evidencing such shares to be converted, in the manner provided in subparagraph (B) of this paragraph (6).

                         (B) In order to exercise the Conversion Right, the holder of each share of Series E Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation’s transfer agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series E Preferred. Unless the certificate or certificates for shares of Common Stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series E Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                         Holders of Series E Preferred at the close of business on a Series E Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Series E Dividend Payment Date notwithstanding the conversion of the Series E Preferred following such Series E Dividend Record Date and prior to such Series E Dividend Payment Date. However, shares of Series E Preferred surrendered for conversion during the period beginning with the close of business on any Series E Dividend Record Date and ending with the opening of business on the corresponding Series E Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series E Dividend Payment Date. The Corporation shall make further payment or allowance for, and a converting holder shall be entitled to, accrued but unpaid dividends in arrears (excluding the then current quarter) on converted shares and for dividends on the Common Stock issued upon such conversion. A holder of shares of Series E Preferred on a Series E Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into Common Stock after the opening of business on the corresponding Series E Dividend Payment Date will receive the dividend payable by the Corporation on such Series E Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender.

                         As promptly as practicable after the surrender of certificates for Series E Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Series E Preferred in accordance with the provisions of this paragraph (6), and any fractional interest in respect of Common Stock arising upon such conversion shall be settled as provided in subparagraph (C) of this paragraph (6). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series E Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open.

                         (C) No fractional shares or scrip representing fractions of Common Stock shall be issued upon conversion of the Series E Preferred. In lieu of issuing a fractional interest in Common Stock that would otherwise be deliverable upon the conversion of a share of Series E Preferred, the Corporation shall pay to the holder of such share an amount in cash equal to such fraction multiplied by the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series E Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred so surrendered. For purposes of this subparagraph (C) “Current Market Price” of the Common Stock shall mean the last reported sale price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NASD member firm regularly making a market in such security and selected for such purpose by the Board. For purposes of this subparagraph (C) “Trading Day” shall mean any day on which the Common Stock is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                         (D) If after the Issue Date the Corporation shall change the Series E Preferred or the Common Stock into the same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise, then and in each event each holder of the Series E Preferred shall have the right to convert such shares of Series E Preferred into such kind and amount of shares of capital stock as such holder would have received if the holder had converted the Series E Preferred into Common Stock immediately prior to such reorganization, reclassification or other change.

                         (E) If after the Issue Date the Corporation shall be a party to any transaction including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding Common Stock, sale of all or substantially all of the Corporation’s assets, recapitalization or reclassification of capital stock, other than a reorganization or reclassification set forth in subparagraph (D) of this paragraph (6) (each of the foregoing being referred to herein as a “Transaction”), in each case upon consummation of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof (“Transaction Consideration”), each share of Series E Preferred shall be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of Common Stock into which one share of Series E Preferred was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (E). The provisions of this subparagraph (E) shall similarly apply to successive Transactions.

                         (F) If after the Issue Date the Corporation shall make or issue, or fix a record date for the holders of Common Stock entitled to receive, a dividend or other distribution payable in securities issued by the Corporation, then and in each event, provision shall be made so that each holder of Series E Preferred shall be entitled to receive, upon conversion of the Series E Preferred, in addition to shares of Common Stock receivable thereupon, such number of such securities as such holder would have received if the holder had converted the Series E Preferred immediately prior to the date of such event and had continued to hold such securities until the conversion date.

                         (G) If after the Issue Date:

                         (i) the Corporation shall declare dividends on the Common Stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the Corporation’s most recent annual or quarterly report to stockholders at the time of the declaration of such dividends;

                         (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants;

                         (iii) there shall be any Transaction for which approval of any stockholders of the Corporation is required; or

                         (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                         then the Corporation shall cause to be mailed to the holders of the Series E Preferred at their addresses as shown on the share records of the Corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (i) the record date as of which the holders of Common Stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants, or (ii) the date on which such Transaction, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such Transaction, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (6).

                         (H) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series E Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series E Preferred not theretofore converted. For purposes of this subparagraph (H), the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                         (I) Definitions. Unless the context otherwise clearly indicates, terms defined in any subdivision of this paragraph (6) shall have the same meanings wherever used in this paragraph (6).

     NINTH: (A) The first, fourth, seventh and ninth definitions set forth in Section 6.1(a) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, read as follows:

               “Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

               “Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

               “Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board. “Trading Day” shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               “Person” shall mean an individual, Corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

     (B) The first, fourth, seventh and ninth definitions set forth in Section 6.1(a) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               “Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

               “Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

               “Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board. For purposes of this Article VI, “Trading Day” shall mean any day on which the Equity Stock is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

               “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

     TENTH: (A) Section 6.1(f)(i) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

                         (i) Every Beneficial Owner or Constructive Owner of more than 5% (during any periods in which the number of such Persons exceeds 2000) or 1% (during any periods in which the number of such Persons is greater than 200 but no more than 1999), or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and existing holder limit.

     (B) Section 6.1(f)(i) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

                         (i) Every Beneficial Owner or Constructive Owner of more than 5% (during any periods in which the number of such Persons exceeds 2,000) or 1% (during any periods in which the number of such Persons is greater than 200 but no more than 1,999), or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and existing holder limit.

     ELEVENTH: (A) Section 6.1(j) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

               (j) Legend. Each certificate for Equity Stock shall bear the following legend:

“The shares of [___] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in this Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.”

     (B) Section 6.1(j) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (j) Legend. Each certificate for Equity Stock shall bear the following legend:

“The shares of [___] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.”

     TWELFTH: (A) Section 8.3(a) of Exhibit A to the Articles of Merger, as previously filed and to be corrected hereby, reads as follows:

               (a) The provisions of this Charter are severable, and if the Board determines that any one or more of such provisions are in conflict with the Corporation’s desire to maintain its status as a real estate investment trust under the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 8.2 hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

     (B) Section 8.3(a) of Exhibit A to the Articles of Merger, as corrected hereby, shall read as follows:

               (a) The provisions of this Charter are severable, and if the Board determines that any one or more of such provisions are in conflict with the Corporation’s desire to maintain its status as a real estate investment trust under the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 8.2 hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No director of the Corporation shall be liable for making or failing to make such a determination.

     THIRTEENTH: The undersigned Executive Vice President and Chief Financial Officer of Parent acknowledges this Certificate of Correction to be the corporate act of Parent and as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Financial Officer of Parent acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

     FOURTEENTH: The undersigned President of Subsidiary acknowledges this Certificate of Correction to be the corporate act of Subsidiary and as to all matters or facts required to be verified under oath, the undersigned President of Subsidiary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Parent has caused this Certificate of Correction to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Secretary on this 27th day of July, 2005.

United Dominion Realty Trust, Inc.
By:	/s/ Christopher D. Genry
Christopher D. Genry
Executive Vice President and Chief Financial Officer

Attest: July 27, 2005

/s/ Mary Ellen Norwood

Mary Ellen Norwood
Secretary

     IN WITNESS WHEREOF, Subsidiary has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 27th day of July, 2005.

UDRT Maryland, Inc. (now named United Dominion Realty Trust, Inc.)
By:	/s/ Thomas W. Toomey
Thomas W. Toomey
President

Attest: July 27, 2005

/s/ Scott A. Shanaberger

Scott A. Shanaberger
Assistant Secretary